Exhibit 99.1
News Release

Contact:	Joseph F. Furlong	or	Stephen L. Clanton
	President and CEO		Executive VP & CFO
	(615) 221-8884		(615) 221-8884
Primary Contact
For Immediate Release
AMERICAN HOMEPATIENT REPORTS FINANCIAL RESULTS FOR
THE SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2008

BRENTWOOD, Tenn. (July 31, 2008) — American HomePatient, Inc. (OTCBB: AHOM), one of the nation’s largest home health care providers, today announced its financial results for the second quarter and six months ended June 30, 2008.
Revenues for the second quarter of 2008 were $64.2 million compared to $73.3 million for the second quarter of 2007, representing a decrease of $9.1 million, or 12.4%. Revenues for the six months ended June 30, 2008 were $133.4 million compared to $150.3 million for the same period in 2007, representing a decrease of $16.9 million, or 11.2%. The revenue decreases for the second quarter and six months were primarily attributable to a change in inhalation drug product mix and the Company’s reduced emphasis on less profitable product lines such as non-respiratory durable medical equipment and infusion therapy. Also contributing to the overall decrease in revenues was the effect during the second half of 2007 of Company initiatives designed to improve patient co-pay collections and provide appropriate service levels to patients. The Company believes most of the revenue lost as a result of these initiatives was unprofitable.
Operating expenses declined in the second quarter of 2008 compared to the second quarter of 2007 by approximately $1.0 million, or 2.8%. Operating expenses for the six months ended June 30, 2008 compared to the same period in 2007 declined by $1.7 million, or 2.4%. The decreases in operating expenses for the second quarter and six months were primarily the result of improved operating efficiencies and the resulting reduced operating costs, partially offset by increases in certain expenses associated with the development and implementation of initiatives designed to provide additional productivity improvements.
Earnings before interest, taxes, depreciation, and amortization (EBITDA) is a non-GAAP financial measurement that is calculated as net income excluding interest, taxes, depreciation and amortization. Adjusted EBITDA (EBITDA excluding discontinued operations and change of control expense) was $10.5 million, or 16.4% of net revenue, for the second quarter of 2008 compared to $12.3 million, or 16.7% of net revenue, for the same period of 2007. Adjusted EBITDA was $24.5 million, or 18.4% of net revenue for the six months ended June 30, 2008 compared to $25.8 million, or 17.2% of net revenue, for the same period of 2007. The decline in adjusted EBITDA in the current year is primarily the result of the aforementioned revenue decreases partially offset by reductions in operating expenses resulting from improved operating efficiencies and reduced bad debt expense attributable to improvements made in the Company’s accounts receivable collection processes.
Net loss for the second quarter of 2008 was $(2.1) million, or $(0.12) per diluted share, compared to net loss of $(6.4) million, or $(0.36) per diluted share, for the second quarter of 2007. Net loss for the six months ended June 30, 2008 was $(1.6) million, or $(0.09) per diluted share, compared to a net loss of $(5.3) million, or $(0.30) per diluted share, for the same period of 2007. The comparison of net income for the second quarter and six months ended June 30, 2008 to the same periods in 2007 was affected by the recording of a change of control expense of $6.6 million, partially offset by a gain on discontinued operations of $2.2 million.
American HomePatient, Inc. is one of the nation’s largest home health care providers with operations in 33 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.’s common stock is currently traded in the over-the-counter market or, on application by broker-dealers, in the NASD’s Electronic Bulletin Board under the symbol AHOM or AHOM.OB.
American HomePatient, Inc. prepares its financial statements in accordance with U.S. generally accepted accounting principles (GAAP). American HomePatient, Inc. also provides information related to non-GAAP financial measurements such as EBITDA, and from time to time, other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non-GAAP measures to the Company’s GAAP financial statements, the Company clearly defines EBITDA and quantifies all other adjustments to GAAP measurements (see Schedule B). The Company provides EBITDA information, a widely used non-GAAP financial measurement, as a performance measure to assist in analyzing the Company’s operations and in comparing the Company to its competitors. The Company provides other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company’s current operating performance to its historical performance. These adjustments typically reflect non-recurring items but sometimes reflect items, such as dispositions of assets and restructuring charges that are not technically non-recurring but are outside of the ordinary course of operations. Investors should note that such measures may not be comparable to similarly titled measures used by other companies, and investors are encouraged to use this information only in connection with the information contained in the Company’s GAAP financial statements.
Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding current and future reimbursement rates, as well as reimbursement reductions and the Company’s ability to mitigate the impact of the reductions. These risks and uncertainties are in addition to risks, uncertainties, and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

Schedule A
American HomePatient, Inc.
Summary Financial Data
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Revenues, net	$64,194	$73,334	$133,408	$150,267
Cost of sales and related services	13,433	19,187	27,751	39,238
Cost of rentals and other revenues, including rental equipment depreciation	8,616	10,659	18,068	21,071
Operating expenses	33,454	34,428	67,754	69,451
Bad debt expense	1,388	2,064	2,737	4,573
General and administrative expenses	4,813	4,841	9,595	9,390
Depreciation, excluding rental equipment, and amortization	1,005	820	2,084	1,533
Interest expense, net	3,909	3,967	7,814	8,059
Other income, net	(273)	(892)	(659)	(1,052)
Change of control (income) expense	(3)	6,589	(71)	6,589
Earnings from unconsolidated joint ventures	(1,426)	(1,354)	(2,767)	(2,846)

(Loss) income from continuing operations before income taxes	(722)	(6,975)	1,102	(5,739)
Provision for income taxes	1,410	1,585	2,680	1,672

Net loss from continuing operations	(2,132)	(8,560)	(1,578)	(7,411)

Discontinued operations:
Income from discontinued operations, including gain on disposal	—	2,182	—	2,106

Net loss	$(2,132)	$(6,378)	$(1,578)	$(5,305)

Basic loss per common share — Continuing operations	$(0.12)	$(0.49)	$(0.09)	$(0.42)
Basic income per common share — Discontinued operations	—	0.13	—	0.12

Basic loss per common share	$(0.12)	$(0.36)	$(0.09)	$(0.30)

Diluted loss per common share — Continuing operations	$(0.12)	$(0.49)	$(0.09)	$(0.42)
Diluted income per common share — Discontinued operations	—	0.13	—	0.12

Diluted loss per common share	$(0.12)	$(0.36)	$(0.09)	$(0.30)

	June 30,	December 31,
	2008	2007
	(unaudited)
Cash and cash equivalents	$20,025	$11,018
Restricted cash	250	250
Net patient receivables	37,119	44,549
Other receivables	962	593

Total receivables	38,081	45,142
Net inventories	12,353	11,616
Other current assets	6,137	13,099

Total current assets	76,846	81,125
Property and equipment, net	35,329	40,731
Goodwill	122,093	122,093
Other assets	24,050	26,179

Total Assets	$258,318	$270,128

Current portion of long-term debt and capital leases	$6,722	$8,221
Accounts payable	15,312	16,558
Other current liabilities	24,391	31,500

Total current liabilities	46,425	56,279

Long-term debt and capital leases, less current portion	233,105	236,189
Deferred tax liability	5,678	3,474
Other noncurrent liabilities	51	51

Total liabilities	285,259	295,993

Minority interest	549	550

Total shareholders’ deficit	(27,490)	(26,415)

Total Liabilities and Shareholders’ Deficit	$258,318	$270,128

Schedule B
American HomePatient, Inc.
Reconciliation of Non-GAAP Financial Measurements to GAAP Financial Statements
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Net loss	$(2,132)	$(6,378)	$(1,578)	$(5,305)
Add:
Provision for income taxes	1,410	1,585	2,680	1,672
Interest expense, net	3,909	3,967	7,814	8,059
Rental equipment depreciation	6,351	7,852	13,586	15,372
Other depreciation and amortization (Note A)	1,005	825	2,084	1,547

Earnings before interest, taxes, depreciation, and amortization (EBITDA)	$10,543	$7,851	$24,586	$21,345

Change of control (income) expense (Note B)	(3)	6,589	(71)	6,589
Discontinued operations (Note C)	—	(2,182)	—	(2,106)

Adjusted EBITDA	$10,540	$12,258	$24,515	$25,828

Note A: Includes depreciation expense related to discontinued operations for three months and six months ended June 30, 2007. No discontinued operations for three months and six months ended June 30, 2008.
Note B: Change of control (income) expense should be excluded to determine adjusted EBITDA, as the expense is non-recurring.
Note C: Discontinued operations should be excluded to determine adjusted EBITDA, as the gain on disposal is non-recurring.